Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2014 relating to the consolidated financial statements of Chrome Data Solutions, LP appearing in Dealertrack Technologies, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Canada LLP

BDO Canada LLP

Toronto, Canada

August 11, 2014